UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2006, the Board of Directors (the “Board”) of Engelhard Corporation (the “Company”), upon recommendation of the Company’s Compensation Committee, approved a change in control agreement with Edward T. Wolynic, the Chief Technology Officer of the Company. The agreement provides that if his employment is terminated by the Company not for “Cause” or by him for “Good Reason” (defined as a reduction in base salary or incentive compensation opportunity, material diminution of job authorities or responsibilities (not including any diminution resulting solely due to the fact that the Company is no longer public or that it is a subsidiary of another company), relocation of his office more than 35 miles or failure of a successor to assume the agreement) within three years following a change in control, he will receive salary through the date of termination together with salary in lieu of accrued vacation and an immediate lump sum payment equal to two times the sum of his base salary and the cash value of his target incentive compensation awards for the year of the change in control, determined as set forth in the agreement. He will also be entitled to continued participation in the Company’s group medical and dental plans for up to two years. The agreement also provides for an after-tax gross-up for any excise tax payable by the executive under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and it also includes the provisions described below relating to the new Code rules governing deferred compensation. A copy of this agreement is included as Exhibit 10.1 hereto and incorporated by reference herein.

In order to address the uncertainty in the application of the new Code rules governing deferred compensation and to ensure that any amendments necessary to bring the Company’s plans and agreements into compliance with those rules are timely made, on January 20, 2006 the Board, upon recommendation of the Compensation Committee, approved letter agreements with each of the executives with a change in control agreement (“Change in Control Agreement”) with the Company. The Form of the Company’s Change in Control Agreement was filed with the SEC as Exhibit 10(g) to the Company’s Annual Report on Form 10-K and is incorporated by reference herein. The letter agreements (1) obligate the Company to make timely amendments necessary to bring the Company’s plans and agreements into compliance with the new deferred compensation rules in a manner that does not reduce the economic value to the executives, and (2) obligate the executives to not unreasonably withhold their consent to such amendments and report for tax purposes on a basis consistent with the Company’s reporting. The letter agreements also provide that the Company will indemnify the executive, on an after-tax basis, against any additional tax or interest imposed due to failure to comply with the deferred compensation rules. In addition, if compliance with the rules requires that payment of amounts to the executive be deferred from the date otherwise payable, the deferred amounts would be deposited in the Company’s Supplemental Retirement Trust for the benefit of the executive. The letter agreements also address the change in the Company’s independent auditors since the date of the Change in Control Agreements. A copy of the form of letter agreement is included as Exhibit 10.2 hereto and incorporated by reference herein.

On January 20, 2006 the Board, upon recommendation of the Compensation Committee, amended the Company’s salary continuation policies to provide that, during the period beginning at the time of a change in control and ending on December 31, 2007, no amendment can be made to either policy that is adverse to participants without their consent. The Board also amended the Enhanced Salary Continuation Policy to provide for a reduction of salary continuation benefits thereunder if, but only to the extent, such a reduction would result in a greater after-tax (taking into account any excise tax imposed on the participant under Section 4999 of the Code) benefit to the participant. Copies of the Company’s salary continuation policies are included as Exhibits 10.3 and 10.4 hereto and incorporated by reference herein.

On January 20, 2006 the Board, upon recommendation of the Compensation Committee, approved stay bonuses for fifty (50) employees, none of whom have Change in Control Agreements. Stay bonus payments will be made to covered employees if they remain employed by the Company through the earlier of six months after a change in control or December 31, 2006. In addition, if the Company terminates a covered employee not for cause prior to the earlier of such dates, the covered employee will receive an amount equal to the stay bonus. The stay bonus amounts will be 25% of base salary for covered employees below salary band 5, 50% of base salary for covered employees in salary bands 5 through 10 and 100% of base salary for covered employees in salary bands 11 and above. The aggregate amount of stay bonuses payable is approximately $3.56 million, approximately $220,000 of which is payable to one executive officer. The stay bonuses provide for a reduction of payments thereunder if, but only to the extent, such a reduction would result in a greater after-tax (taking into account any excise tax imposed on the covered employee under Section 4999 of the Code) payment to the covered employee. Amounts payable under the stay bonuses are in addition to any salary continuation benefits payable to covered employees under the Company’s salary continuation policies.

On January 18, 2006 the Company, as required by the Company’s Supplemental Retirement Trust, funded approximately $111.2 million into the Supplemental Retirement Trust to assist the Company in meeting its benefits obligations under the deferred compensation plans for retired and current members of management and directors and the Supplemental Retirement Program. More than half of this amount relates to benefit obligations to former members of management and former directors and $41.7 million relates to the benefit obligations to current executive officers and directors. On January 20, 2006, in order to consolidate the Company’s trusts under its deferred compensation plans and as required under the Supplemental Retirement Trust, the Compensation Committee approved the termination of a trust holding shares of the Company’s Common Stock par value $1.00 per share (the “Company Common Stock”) including the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights” and together with the Company Common Stock the “Shares”) pursuant to the Company’s deferred compensation plans and directed the trustee to deposit those Shares in the Company’s Supplemental Retirement Trust.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following are filed as exhibits to this report:

10.1  Change in Control Agreement for Edward Wolynic, effective January 21, 2006.

10.2  Form of letter agreement

10.3  Salary Continuation Policy

10.4  Enhanced Salary Continuation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date: January 23, 2006	/s/ Michael A. Sperduto
Name: Michael A. Sperduto
Title: Vice President and Chief Financial Officer